UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

LIGAND PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200, La Jolla, California 92037
(Address of principal executive offices) (Zip Code)

(858) 550-7500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On March 22, 2013, Ligand entered into an agreement permitting it to pay off $7.0 million of principal on its outstanding debt earlier than planned. As a result of this prepayment and of principal payments pursuant to the previous debt amortization schedule, Ligand has paid off, as of today, $8.4 million of its $27.5 million in debt which had been outstanding as of the beginning of 2013. Accordingly, its new principal debt balance is $19.1 million, which is expected to be amortized and fully paid off by August 2014. The following provides more details about the matter.
As previously announced, on January 24, 2011 Ligand and certain of its subsidiaries entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Oxford Finance Corporation. The Loan and Security Agreement provided for Oxford Finance to make a $20,000,000 term loan to Ligand, and Ligand immediately borrowed the $20,000,000. In addition, as previously announced, on January 23, 2012 Ligand and certain of its subsidiaries and Oxford Finance LLC entered into a Fourth Amendment to Loan and Security Agreement (the “Fourth Amendment to Loan and Security Agreement”). The Fourth Amendment to Loan and Security Agreement increased the Loan and Security Agreement’s secured term loan credit facility from $20,000,000 to up to $30,000,000; Ligand immediately borrowed $7,500,000 of the additionally-authorized $10,000,000 against two Secured Promissory Notes.
On March 22, 2013, Ligand and certain of its subsidiaries and Oxford Finance LLC entered into a Sixth Amendment to Loan and Security Agreement (the “Sixth Amendment to Loan and Security Agreement”). The Sixth Amendment to Loan and Security Agreement allowed a prepayment of $5,090,760 on the original $20,000,000 Secured Promissory Note given on January 24, 2011 pursuant to the Loan and Security Agreement, a prepayment of $1,018,261 on the $4,000,000 Secured Promissory Note given on January 23, 2012 pursuant to the Fourth Amendment to Loan and Security Agreement, and a prepayment of $890,979 on the $3,500,000 Secured Promissory Note given on January 23, 2012 pursuant to the Fourth Amendment to Loan and Security Agreement. The Sixth Amendment to Loan and Security Agreement did not change the interest rate, interest payment schedule and maturity date established pursuant to the Loan and Security Agreement and the Fourth Amendment to Loan and Security Agreement, as applicable. The remaining principal amounts were, subject to Ligand making the prepayment, re-amortized over the remaining scheduled term of the Secured Promissory Notes.
Ligand immediately prepaid the $7,000,000 as contemplated by the Sixth Amendment to Loan and Security Agreement, together with, as contemplated by the Loan and Security Agreement, as amended, an aggregate prepayment fee of $70,000 (1% of the $7,000,000 aggregate prepayment) and an aggregate prorated final-payment fee of $420,000 (6% of the $7,000,000 aggregate prepayment).
The foregoing summary of the material terms of the Sixth Amendment to Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment to Loan and Security Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is attached to this Current Report on Form 8‑K:

Exhibit No.	Description
10.1	Sixth Amendment to Loan and Security Agreement, by and among Ligand Pharmaceuticals Incorporated and certain of its subsidiaries and Oxford Finance LLC, dated March 22, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LIGAND PHARMACEUTICALS INCORPORATED
Date:    March 25, 2013
By:     /s/ Charles S. Berkman
Name:    Charles S. Berkman
Title:     Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sixth Amendment to Loan and Security Agreement, by and among Ligand Pharmaceuticals Incorporated and certain of its subsidiaries and Oxford Finance LLC, dated March 22, 2013